UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2019

SKYE Life Ventures Ltd.

(Exact name of registrant as specified in charter)

British Columbia, Canada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5490 Notre Dame Est, Montreal, Quebec, Canada H1N 2C4

(Address of principal executive offices and zip code)

(212) 321-0091

(Registrant’s telephone number including area code)

7694 Colony Palm Drive Boynton Beach, FL 33436

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 21, 2019, SKYE Life Ventures, Ltd. (“the Company”) filed a current report on Form 8-K reporting that Stuart R. Ross, the Chief Financial Officer (the “CFO”) of Company, had notified the Board of Directors of the Company of his intent to resign as CFO as well as Mr. Ross’ intent to continue serving as CFO until December 31, 2019 to assist the Company with transitory matters until a new individual could be appointed as CFO. This Amendment on Form 8-K/A is being filed to i) clarify Mr. Ross’ position at the Company until December 31, 2019 and ii) correct a typographical error regarding the date that Mr. Ross notified the Company of his intent to resign as CFO.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2019, Stuart R. Ross, Chief Financial Officer of SKYE Life Ventures Ltd. (the “Company”) notified the Board of Directors of the Company of his intent to resign as Chief Financial Officer of the Company. The Company has accepted Mr. Ross’ resignation, and he no longer serves as CFO. Mr. Ross has agreed to stay on in an advisory capacity to the Company during the transition period lasting until December 31, 2019 while the Company searches for a new individual to take over as CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2019	SKYE Life Ventures Ltd.

	By:	/s/ Stevan Perry
	Name:	Stevan Perry
	Title:	President